UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2015
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Accretive Health, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On October 19, 2015, Accretive Health, Inc. (the “Company”) amended that certain Retention Bonus and Change of Control Severance Agreement, dated as of August 12, 2015 (the “Retention and Severance Agreement”) with Dr. Emad Rizk, its Chief Executive Officer, to increase (i) the retention bonus multiple thereunder from two times to two and one-half times the sum of Dr. Rizk’s base salary and target bonus, increasing the potential retention bonus payment from $3,000,000 to $3,750,000 and (ii) the severance multiple thereunder from two times to two and one-half times the sum of Dr. Rizk’s base salary and target bonus, increasing potential severance payments from $3,000,000 to $3,750,000 (collectively, the “Amendment”).
After careful review and discussion, the Compensation Committee and the Company determined that entering into the Amendment was in the best interest of the Company and its stockholders in order to continue to reinforce and encourage the continued attention and dedication of Dr. Rizk to his assigned duties without the distraction arising from the possibility of a change of control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCRETIVE HEALTH, INC.
Date:	October 20, 2015	By:	/s/ Peter P. Csapo
Peter P. Csapo
Chief Financial Officer and Treasurer